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                                                               Exhibit 10.42

                           HOAK BREEDLOVE WESNESKI & CO.
                                 One Galleria Tower
                            13355 Noel Road, Suite 1650
                                Dallas, Texas 75240


December 11, 1998


STB Systems, Inc.
3400 Waterview Parkway
Richardson, Texas  75080

Attention:   William E. Ogle
             Chief Executive Officer and Chairman of the Board of Directors

Gentlemen:

This letter agreement confirms the terms and conditions of the engagement (the "Engagement") of Hoak Breedlove Wesneski & Co. ("HBW") by STB Systems, Inc. and its subsidiaries and affiliates (collectively the "Company") as the Company's exclusive financial advisor in connection with the possible combination of the Company with 3Dfx Interactive, Inc. ("TDFX") by way of merger, purchase of all or a portion of the assets of the Company, or the purchase of or exchange for all or a portion of the stock of the Company or otherwise (a "Transaction").

1. HBW shall provide financial advisory services, including assistance in developing appropriate strategies and tactics to effect a Transaction, to include the determination of exchange ratios, evaluating proposals presented by TDFX, providing financial analysis and modeling services, and negotiating the terms of a Transaction. If requested, HBW will render a fairness opinion to the Board of Directors of the Company relating to the fairness of the Transaction, from a financial standpoint, to the shareholders of the Company (the "Fairness Opinion"). The decision to complete a Transaction shall be at the sold discretion of the Company.

2. The Company shall make available to HBW, on a timely basis, all financial and other information concerning its business and operations that HBW reasonably requests. HBW shall be entitled to rely, without investigation, upon all information supplied by the Company or TDFX as well as all information derived from public sources.

     Furthermore, HBW shall bear no responsibility to the Company, TDFX, any creditors, stockholders, employees, or any other parties for the accuracy, completeness, or legal sufficiency of any financial statements, memoranda, or other documentation prepared by, or on behalf of, the Company or for verifying any of the information contained therein. Appropriate officers of the Company shall be

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STB Systems, Inc.
Page 2
December 11, 1998


     responsible for reviewing any memorandum or other documentation prior to its use to determine that it does not contain any material omissions or inaccuracies.

3. The Company shall indemnify and hold harmless HBW and its affiliates and their respective officers, directors, employees, and agents (each an "Indemnified Party") against and from any losses, claims, damages, or liabilities, joint or several, or actions in respect thereof, to which such Indemnified Party may become subject in connection with the services rendered pursuant to, or matters which are the subject of or arise out of, the Engagement (collectively, a "Claim") and agrees to reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Claim resulted primarily from an Indemnified Party's bad faith or gross negligence. Such right to indemnification (i) shall survive the termination or expiration of the Engagement or the consummation, termination, or abandonment of any Transaction and (ii) shall not limit any other rights that an Indemnified Party may have at common law or otherwise.

4. For services rendered in connection with the engagement, the Company shall pay HBW the following:

          A. Upon the execution of this letter agreement, a non-refundable retainer of $15,000 per month for each month of this engagement (the "Retainer Fee").

          B. Upon the closing of a Transaction with the Seller, a cash success fee (the "Success Fee") equal to two-thirds of one percent (.0067) of the Aggregate Consideration.

The Success Fee shall be paid by wire transfer at the time the Transaction is closed. The Success Fee due and payable HBW upon closing of the Transaction shall be reduced by the Retainer Fee paid HBW pursuant to this engagement.

For purposes of this letter agreement, "Aggregate Consideration" means the fair market value of all payments of any type (including cash, notes, securities, in-kind service commitments, payments into escrow, or any other form of property) made in connection with a Transaction received by the Company or an affiliate of the Company, or by the Company's shareholders, from TDFX. If a Transaction includes the assumption of any long-term debt or other non-current liability or obligation by TDFX, Aggregate Consideration shall include the face amount of such debt or non-current liability.

If any of the Aggregate Consideration to be received is (i) contingent upon the future performance of the business or assets being sold (E.G., revenues or income) or (ii) scheduled to be received in installments, the portion of the Success Fee attributable to

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STB Systems, Inc.
Page 3
December 11, 1998


such Aggregate Consideration shall be estimated and paid to HBW upon closing of the Transaction, unless it shall be impracticable to estimate such portion of the Success Fee and the Company and HBW shall be unable to agree upon an appropriate payment to be received in respect thereof, in which case such portion of the Success Fee shall be paid to HBW at such time or times as such Aggregate Consideration is received.

In the event that the Aggregate Consideration received in the Transaction is received in whole or in part in non-cash consideration, the value of such payment for purposes of calculating the Success Fee shall be determined as follows: (i) if received in the form of nonconvertible debt securities, the value of such securities shall be the face value thereof, (ii) if received in the form of publicly traded capital stock, the value thereof shall be determined by the average of the last sale prices for such stock received by the Company or its shareholders on the last 20 trading days thereof prior to such closing, (iii) if received in the form of one or more non-competition agreements, the value thereof shall be the present value of the aggregate amounts payable over the life of such agreements, and (iv) if received in the form of capital stock which is not publicly traded or in the form of any other securities or property, the value thereof shall be the fair market value as established by HBW and the Company in good faith.

5. The Company shall reimburse, on a monthly basis, all accountable out-of-pocket expenses (including any legal fees and expenses and direct or allocated charges for computer data base services, if any) incurred by HBW in connection with the Engagement. Such expenses shall not exceed $10,000 without the approval of the Company.

6. The term of the Engagement shall commence from the date of the Company's acceptance of this letter and shall expire one year from such date, unless extended by agreement of the Company and HBW. The Engagement may be terminated by the Company or HBW at any time upon written notice to the other party. HBW, however, shall be entitled to reimbursement of all accountable, out-of-pocket expenses incurred prior to termination and payment in full amount of the Success Fee in the event that at any time within two (2) years after the termination or expiration of the Engagement a Transaction is consummated by the Company with TDFX.

7. After the closing of the Transaction, HBW shall have the right, at HBW's option and expense, to advertise its services to the Company in connection with the Engagement.

8. This letter agreement shall be governed by and construed in accordance with the laws of the State of Texas.

If this letter agreement is acceptable to the Company, please acknowledge by signing both copies of the letter agreement and returning one copy to HBW.

Sincerely,

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STB Systems, Inc.
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December 11, 1998


HOAK BREEDLOVE WESNESKI & CO.


     /s/ Gregory R. Chapados
By:  --------------------------
     Gregory R. Chapados
     Managing Director

ACCEPTED AND AGREED TO THIS  11TH DAY OF DECEMBER, 1998.
                            ---         ----------
STB SYSTEMS, INC.


BY:   /s/ James Hopkins
     --------------------------
     James Hopkins

TITLE: Vice President/CFO
       ------------------------